UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 23, 2007
Bookham, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-30684	20-1303994

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2584 Junction Avenue, San Jose, California 95134
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 383-1400

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 23, 2007, the compensation committee of the Board of Directors of Bookham, Inc. (the “Registrant”) increased the annual base salary of James Haynes, Registrant’s Chief Operating Officer, from £163,200 to £172,500, and the annual base salary of Adrian Meldrum, the Registrant’s executive vice president and general manager of the telecom division, from £126,500 to £138,000.
     The compensation committee also established a new cash bonus plan for certain officers and key employees, including Alain Couder, the Registrant’s Chief Executive Officer, and the Registrant’s named executive officers, for the fiscal year ending June 28, 2008 (the “Bonus Plan”) and subsequent periods. The compensation committee has established eligible bonus (the “eligible bonus”) levels of between 35% and 45% of base salary, and provided for payments based upon the achievement of financial goals established by the committee and measured on a semi-annual basis.
     For the first half of fiscal 2008, the compensation committee has established “threshold”, “target” and “stretch” goals weighted two-thirds on the achievement of EBITDA and one-third on corporate cash balances.
     If the designated threshold goals in the six-month period are achieved, the participants will be entitled to receive an amount equal to 25% of their eligible bonus level, and if designated target goals identified for the period are met, participants will receive an amount equal to 50% of their eligible bonus level. No bonus will be payable if threshold goals are not met; any bonus between the threshold and target goals will be calculated linearly, and the bonus will be paid after the December quarter’s earnings are announced for the first half of each year and after the June quarter’s earnings are announced for the second half of each year. If the designated stretch goals are achieved, participants are entitled to receive an amount equal to 75% of their eligible bonus level. In the first half of the fiscal year, the portion of the bonus above the target goal amount will not be paid unless the target goals are also achieved or exceeded in the second half. Any bonus between the target goals and stretch goals will be calculated linearly, and all bonus amounts above the target goals will be paid after the June quarter’s earnings are announced in each year.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKHAM, INC.
Date: October 29, 2007	By:	/s/ Stephen Abely
Stephen Abely
Chief Financial Officer